UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

McDERMOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 N. Eldridge Parkway, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (281) 870-5901

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2008, John T. Nesser III was selected to be Executive Vice President and Chief Operating Officer of one of our principal subsidiaries, J. Ray McDermott, S.A., effective October 1, 2008.  Mr. Nesser has served as our Executive Vice President, Chief Administrative and Legal Officer, but will be leaving that position to focus on his new duties with J. Ray McDermott.  A copy of the press release announcing Mr. Nesser’s appointment is attached as Exhibit 99.1.

          In connection with his new role, Mr. Nesser was granted 20,930 shares of performance shares and 5,810 shares of restricted stock under our 2001 Directors and Officers Long-Term Incentive Plan.  Additionally, for the period October 1, 2008 to December 31, 2008, Mr. Nesser’s target opportunity for his 2008 bonus award under our Executive Incentive Compensation Plan will increase from 65% to 70% of his base salary focusing on the operating income results of J. Ray McDermott.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated August 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

	By:	/s/Dennis S. Baldwin
Dennis S. Baldwin
Vice President and Chief Accounting Officer

August 20, 2008